UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2021

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01	Regulation FD.
On June 30, 2021, Constellation Brands, Inc. (“Constellation” or the “Company”) issued a news release announcing it had entered into an accelerated share repurchase agreement with Goldman Sachs & Co. LLC, a copy of which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 8.01	Other Events.

On June 30, 2021, the Company entered into a Master Confirmation and Supplemental Confirmation (“ASR Agreement”) with Goldman Sachs & Co. LLC (“GS”) to effect an accelerated share repurchase (“ASR”) of $500.0 million of shares of the Company’s outstanding Class A common stock (“Common Stock”). The shares to be purchased pursuant to the ASR Agreement will be completed under the Company’s current share repurchase authorization. Under the ASR Agreement, the Company will receive on July 2, 2021, initial delivery of approximately 1.7 million shares of Common Stock, representing approximately 80% of the total number of shares of Common Stock initially underlying the ASR Agreement, based on the closing price of the Common Stock of $230.98, on June 29, 2021. The total number of shares that the Company will repurchase under the ASR Agreement will be based on the volume-weighted average price of the Common Stock during the term of the ASR Agreement, less a discount, and subject to potential adjustments pursuant to the terms and conditions of the ASR Agreement. The ASR Agreement provides that final settlement of the share repurchases under the ASR Agreement will generally occur in October 2021, unless the scheduled termination date of the ASR Agreement is accelerated. If the final settlement is in the Company’s favor, then GS’ obligations to the Company will be satisfied by delivery of additional shares of the Company’s Common Stock and cash payment for any fractional shares. If final settlement is in GS’ favor, then the Company’s obligations to GS will be satisfied by delivery of cash or shares of the Company’s Common Stock, at the Company’s election.

Item 9.01	Financial Statements and Exhibits.

For the exhibit that is furnished herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated June 30, 2021.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2021	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer